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                                                                     EXHIBIT 4.1


                            CREATION OF SENIOR NOTES


        WHEREAS, the Company has heretofore filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (File No. 333-16787) (the "Registration Statement") relating to the sale of up to $175,000,000 of one or more of (i) common stock, par value $0.01 per share, of the Company, (ii) preferred stock, par value $0.01 per share, of the Company,
(iii) debt securities of the Company, (iv) warrants to purchase common stock and
(v) warrants to purchase preferred stock; and the Commission declared the Registration Statement effective on December 23, 1996; and such Registration Statement continues to be effective on the date hereof; and

        WHEREAS, the Board of Directors has determined to issue a series of senior debt securities (the "Notes") pursuant to the Indenture dated as of October 27, 1995 (the "Indenture"), between the Company and First Trust of California, National Association, as Trustee (the "Trustee"), and to offer and sell the Notes to Merrill Lynch & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (collectively, the "Underwriters"), pursuant to a purchase agreement (the "Purchase Agreement") to be entered into between the Company and the Underwriters, for reoffering by the Underwriters to the public;

        RESOLVED, that in accordance with Section 301 of the Indenture, the following terms of the Notes are hereby established (terms used in these resolutions having the same definitions as in the Indenture):

        (1) The Notes shall constitute a series of Securities having the title "7-1/8% Senior Notes Due 2004," with a maturity date of June 15, 2004.

        (2) The aggregate principal amount of the Notes that may be authenticated and delivered under the Indenture (except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Sections 304, 305, 306, 906, 1107 or 1305 of the Indenture) shall be up to $50 million.

        (3) The entire outstanding principal of the Notes shall be payable up on June 15, 2004 (the "Maturity Date").

        (4) The date from which interest shall accrue shall be June 19, 1997; the Interest Payment Dates on which interest will be payable on the Notes are June 15 and December 15 in each year, commencing December 15, 1997; the Regular Record Dates for the interest payable on the Notes on any Interest Payment Date shall be the June 1 or December 1 preceding the applicable Interest Payment Date; and the basis upon which interest shall be calculated shall be that of a 360-day year consisting of twelve 30-day months.

        (5) The place where the principal of and interest on the Notes shall be payable and Notes may be surrendered for the registration of transfer or exchange shall be the Corporate Trust Office of the Trustee at 550 South Hope Street, Suite 500, Los Angeles, California 90071. The place where notices or demands to or upon the Company in respect of the Notes and the Indenture may be served shall be the Corporate Trust Office of the Trustee.


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        (6) The Notes shall be redeemable at any time at the option of the
Company, in whole or in part, at a redemption price equal to the sum of (i) the principal amount of the Notes being redeemed plus accrued interest to the redemption date and (ii) the Make-Whole Amount (as defined below), if any.

        (7) The Notes shall not be redeemable at the option of any Holder thereof, upon the occurrence of any particular circumstances or otherwise. The Notes will not have the benefit of any sinking fund.

        (8) The Notes shall be issuable in denominations of $1,000 and any integral multiple thereof.

        (9)   The Trustee shall also be the Security Registrar and Paying Agent.

        (10) The entire outstanding principal amount of the Notes shall be payable upon declaration of acceleration of the maturity thereof pursuant to
Section 502 of the Indenture.

        (11) Payments of the principal of and interest on the Notes shall be made in Dollars, and the Notes shall be denominated in Dollars.

        (12) The Notes will be payable on the Maturity Date in an amount equal to the principal amount thereof plus unpaid interest accrued to the Maturity Date.

        (13) Payments of the principal of and interest on the Notes shall be made in Dollars, and the Holders have no right to elect the currency in which such payments are made.

        (14) The Holders of the Notes shall have no special rights in addition to those provided in the Indenture upon the occurrence of any particular events.

        (15) (A) There shall be no deletions from, modifications of or additions to the Events of Default with respect to the Notes set forth in the Indenture.

             (B) There shall be the following additions to the covenants set forth in the Indenture with respect to the Notes, which shall be effective only for so long as any of the Notes is Outstanding:

        Limitation on Debt. The Company will not, and will not permit any Subsidiary to, incur any Debt if, after giving effect thereto, the aggregate outstanding principal amount of all Debt of the Company and its Subsidiaries is greater than fifty percent (50%) of the sum of (i) the Company's Total Assets at the end of the Company's fiscal quarter ended immediately prior to the incurrence of such Debt and (ii) the aggregate purchase price of real estate assets acquired after such immediately preceding fiscal quarter, including any such assets acquired in connection with the incurrence of such additional Debt.

        Limitation on Secured Debt. The Company will not, and will not permit any Subsidiary to, incur any Debt secured by any mortgage or other lien upon any of its properties, and will not otherwise grant or convey any such mortgage or other lien, if, after giving effect thereto, the aggregate outstanding principal amount of secured Debt is greater than thirty percent (30%) of the sum of (i) the Company's Total Assets at the end of the Company's fiscal quarter ended immediately prior to the incurrence of such Debt and (ii) the aggregate purchase price of real


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estate assets acquired after such immediately preceding fiscal quarter, including any such assets acquired in connection with the incurrence of such additional Debt.

        Interest Expense Coverage. The Company will not incur any Debt if, after giving effect to the incurrence of such Debt, the Company's ratio of Total Cash Flow to Total Interest Expense, at the end of each fiscal year of the Company, will have been less than 2:1, on a pro forma basis after giving effect thereto and to the application of the proceeds therefrom, and calculated on the assumption that (i) such Debt and any other Debt incurred by the Company since the first day of such fiscal year and the application of the proceeds therefrom, including to refinance other Debt, had occurred at the beginning of such fiscal year; (ii) the repayment or retirement of any other Debt by the Company since the first day of such fiscal year had been repaid or retired at the beginning of such period (except that, in making such computation, the amount of Debt under any revolving credit facility shall be computed based upon the average daily balance of such Debt during such period); (iii) in the case of Acquired Debt or Debt incurred in connection with any acquisition since the first day of such fiscal year, the related acquisition had occurred as of the first day of such period with the appropriate adjustments with respect to such acquisition being included in such pro forma calculation; and (iv) in the case of any acquisition or disposition by the Company of any asset or group of assets since the first day of such fiscal year, whether by merger, stock purchase or sale, or asset purchase or sale, such acquisition or disposition or any related repayment of Debt had occurred as of the first day of such period with the appropriate adjustments with respect to such acquisition or disposition being included in such pro forma calculation.

        Maintenance of Total Unencumbered Assets. The Company will maintain at all times Total Unencumbered Assets of not less than 200% of the aggregate outstanding principal amount of all unsecured Debt of the Company.

        Restrictions on Distributions. The Company will not make any payment of dividends if the aggregate amount of dividends paid in the twelve months preceding the dividend payment date (including the dividends paid on such date) will exceed 95% of its Funds From Operations in the period of twelve consecutive months ended on the last day of the last month ended prior to such payment date; provided, however, that the foregoing restriction shall not apply to any payment of dividends or other action which is necessary to maintain the Company's status as a REIT for federal income tax purposes.

               (C) As used in the Notes, the following terms shall have the meanings set forth below:

        "Acquired Debt" means Debt of a Person (i) existing at the time such Person becomes a subsidiary or (ii) assumed in connection with the acquisition of assets from such Person, in each case, other than Debt incurred in connection with, or in contemplation of, such Person becoming a subsidiary or such acquisition. Acquired Debt shall be deemed to be incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a subsidiary.

        "Debt" means any indebtedness of the Company or any subsidiary, in respect of (i) borrowed money or evidenced by bonds, notes, debentures or similar instruments, (ii) indebtedness secured by any mortgage, pledge, lien, charge, encumbrance or any security interest existing on property owned by the Company or any subsidiary, (iii) letters of credit or



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amounts representing the balance deferred and unpaid of the purchase price of any property except any such balance that constitutes an accrued expense or trade payable or (iv) capitalized leases, in the case of items of indebtedness under (i) through (iii) above to the extent that any such items (other than letters of credit) would appear as a liability on the Company's Consolidated Balance Sheet in accordance with GAAP, and also includes, to the extent not otherwise included, any obligation by the Company or any subsidiary to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), indebtedness of another person (other than the Company or any subsidiary).

        "Funds From Operations" means consolidated net income, computed in accordance with GAAP, excluding gains (or losses) from debt restructuring and sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect Funds From Operations on the same basis. The Company computes Funds From Operations in accordance with standards established by NAREIT.

        "Make-Whole Amount" means, in connection with any optional redemption of any Notes, the excess, if any, of (i) the aggregate present value as of the date of such redemption of each dollar of principal being redeemed and the amount of interest (exclusive of interest accrued to the date of redemption) that would have been payable in respect of each such dollar if such redemption had not been made, determined by discounting, on a semi-annual basis, such principal and interest at the Reinvestment Rate (determined on the third Business Day preceding the date such notice of redemption is given) from the respective dates on which such principal and interest would have been payable if such redemption had not been made, over (ii) the aggregate principal amount of the Notes being redeemed or paid.

        "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

        "Reinvestment Rate" means 0.25% plus the arithmetic mean of the yields under the respective heading "Week Ending" published in the most recent Statistical Release under the caption "Treasury Constant Maturities" for the maturity (rounded to the nearest month) corresponding to the remaining life to maturity, as of the payment date of the principal being redeemed or paid. If no maturity exactly corresponds to such maturity, yields for the two published maturities most closely corresponding to such maturity shall be calculated pursuant to the immediately preceding sentence and the Reinvestment Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding in each of such relevant periods to the nearest month. For the purpose of calculating the Reinvestment Rate, the most recent Statistical Release published prior to the date of determination of the Make-Whole Amount shall be used.

        "Statistical Release" means the statistical release designated "H.15(519)" or any successor publication which is published weekly by the Federal Reserve System and which establishes yields on actively traded United States government securities adjusted to constant maturities, or, if such statistical release is not published at the time of any determination under the Indenture, then such other reasonably comparable index which shall be designated by the Company.


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        "Total Assets" means total assets of the Company on a consolidated basis, computed in accordance with GAAP, plus accumulated depreciation.

        "Total Cash Flow" means, for any period, consolidated net income of the Company, computed in accordance with GAAP, excluding gains (or losses) from debt restructuring and sales of property, plus depreciation and amortization, Total Interest Expense, and provisions for income taxes, all to the extent deducted in computing consolidated net income and after adjustments for deferred rent and unconsolidated partnerships and joint ventures.

        "Total Interest Expense" means, for any period, the aggregate amount, computed in accordance with GAAP, of interest expense incurred during such period by the Company on a consolidated basis in respect of all Debt, including interest capitalized to construction-in-process; less amortization of capitalized loan fees, costs and expenses incurred in connection with such Debt or in connection with interest rate caps, collars, swaps, or similar agreements in respect of any such Debt, all to the extent included in the computation of interest expense.

        "Total Unencumbered Assets" means the aggregate book value of all assets of the Company and its subsidiaries, plus accumulated depreciation, which are not subject to any mortgage, pledge, lien, security interest or other encumbrance.

        (16) The Notes shall be issuable only as Registered Securities in permanent global form (without coupons). Beneficial owners of interests in the permanent global Notes may exchange such interests for Notes of like tenor or any authorized form and denomination only in the manner provided in Section 305 of the Indenture. DTC shall be the depository with respect to the permanent global Note. The form of such permanent global Note filed with the minutes of this meeting and identified as Exhibit 1 is hereby approved.

        (17)   The Notes shall not be issuable as Bearer Securities.

        (18) Interest on any Note shall be payable only to the Person in whose name that Note (or one or more predecessor Notes thereof) is registered at the close of business on the Regular Record Date for such interest.

        (19) Sections 1402 and 1403 of the Indenture shall be applicable to the Notes.

        (20) The Notes shall not be issuable in definitive form except under the circumstances described in Section 305 of the Indenture.

        (21) The Notes will not be issued upon the exercise of debt warrants. The Notes will be authenticated and delivered as provided in Section 303 of the Indenture.

        (22) The Company shall not pay Additional Amounts with respect to the Notes as contemplated by Section 1010 of the Indenture.

        (23) The Notes shall not be convertible into Common Shares or Preferred Shares.

        (24) The Notes shall not be subordinated to any other debt of the Company, and shall constitute senior unsecured obligations of the Company.

        (25)   There are no other terms or provisions applicable to the Notes.


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        RESOLVED, that the form, terms and provisions of the form of Note evidencing the Notes be, and hereby are, approved and each of the President and the Chief Financial Officer of the Company is authorized, in the name and on behalf of the Company and where appropriate under its corporate seal, attested by its Secretary or an Assistant Secretary, to execute and deliver the Notes and the Purchase Agreement in the forms approved by the executing officer, such approval to be conclusively evidenced by such officer's execution thereof, provided that any such change shall be consistent with all determinations made by the Board of Directors in these resolutions.

        RESOLVED, that all officers of the Company are authorized in the name and on behalf of the Company to make, execute and deliver or cause to be made, executed and delivered, and to evidence the approval of the Board of Directors of, all such officers' certificates, depository agreements, letters of representation or other agreements or arrangements necessary or appropriate in connection with the administration of any book-entry arrangements for the Notes, and such other agreements, undertakings, documents or instruments, and to perform all such acts and make all such payments, as may, in the judgment of such officers, be necessary, appropriate or desirable to effectuate the purpose of these resolutions, including the performance of the obligations of the Company under the Indenture, the Notes, the Purchase Agreement and any other agreement, undertaking, documents or instruments referred to herein or therein.

        RESOLVED, that any and all actions heretofore taken by the officers of the Company pursuant to the authority conferred by the preceding three resolutions and consistent therewith is ratified, approved and confirmed.


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                                    EXHIBIT 1

                                                                PRINCIPAL AMOUNT
REGISTERED No:                                                         $

CUSIP NO.:

                              THE PRICE REIT, INC.
                           7-1/8% SENIOR NOTE DUE 2004

        THE PRICE REIT, INC., a Maryland corporation (hereinafter called the "Company", which term shall include any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to ___________________________, or registered assignee (the "Holder"), upon presentation, the principal sum of ____________________ DOLLARS on June 15, 2004, and to pay interest on the outstanding principal amount thereon from June 19, 1997, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on June 15 and December 15 in each year (each an "Interest Payment Date"), commencing December 15, 1997, and at the Stated Maturity, at the rate of 7-1/8% per annum, computed on the basis of a 360-day year comprised of twelve 30-day months, until the entire principal amount hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the Regular Record Date for such Interest Payment Date which shall be the 15th calendar day preceding the applicable Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date, and may either be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes of this series not more than 15 days and not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. Payments of the principal of, and interest on, this Note will be made at the office or agency of the Trustee (hereinafter defined) maintained for that purpose at 550 South Hope Street, Suite 500, Los Angeles, California 90071, or elsewhere as provided in the Indenture, in United States Dollars; provided, however, that at the option of the Holder hereof payment of interest may be made by (i) check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register kept for the Notes pursuant to Section 305 of the Indenture (the "Note Register") or (ii) transfer to an account of the Person entitled thereto located inside the United States.

        This Note is one of a fully authorized issue of securities of the Company (herein called the "Notes"), issued as a series of securities issued and to be issued under an Indenture, dated as of October 27, 1995 (herein called the "Indenture"), between the Company and First Trust of California, National Association (herein called the "Trustee," which term includes any successor


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trustee under the Indenture with respect to the Notes), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the series designated as the "7-1/8% Senior Notes Due 2004," limited in aggregate principal amount to $50,000,000.

        The Notes may be redeemed at any time at the option of the Company, in whole or from time to time in part, at a redemption price equal to the sum of
(i) the principal amount of the Notes (or portion thereof) being redeemed plus accrued interest thereon to the redemption date and (ii) the Make-Whole Amount (as defined below), if any, with respect to such Notes (or portion thereof) (the "Redemption Price").

        If notice has been given as provided in the Indenture and funds for the redemption of any Notes (or any portion thereof) called for redemption shall have been made available on the redemption date referred to in such notice, such Notes (or any portion thereof) will cease to bear interest on the date fixed for such redemption specified in such notice and the only right of the Holders of such Notes will be to receive payment of the Redemption Price.

        Notice of any optional redemption of any Notes (or any portion thereof) will be given to Holders at their addresses, as shown in the security register for such Notes, not more than 60 nor less than 30 days prior to the date fixed for redemption. The notice of redemption will specify, among other things, the Redemption Price and the principal; amount of the Notes held by such Holder to be redeemed.

        The Company will notify the Trustee at least 45 days prior to giving notice of redemption (or such shorter period as is satisfactory to the Trustee) of the aggregate principal amount of such Notes to be redeemed and their redemption date. If less than all of the Notes are to be redeemed at the option of the Company, the Trustee shall select, in such manner as it shall deem fair and appropriate, such Notes to be redeemed in whole or in part.

        "Make-Whole Amount" means, in connection with any optional redemption of any Notes, the excess, if any, of (i) the aggregate present value as of the date of such redemption of each dollar of principal being redeemed and the amount of interest (exclusive of interest accrued to the date of redemption) that would have been payable in respect of each such dollar if such redemption had not been made, determined by discounting, on a semi-annual basis, such principal and interest at the Reinvestment Rate (determined on the third Business Day preceding the date such notice of redemption is given) from the respective dates on which such principal and interest would have been payable if such redemption had not been made, over (ii) the aggregate principal amount of the Notes being redeemed or paid.

        "Reinvestment Rate" means 0.25% plus the arithmetic mean of the yields under the respective heading "Week Ending" published in the most recent Statistical Release under the caption "Treasury Constant Maturities" for the maturity (rounded to the nearest month) corresponding to the remaining life to maturity, as of the payment date of the principal being redeemed or paid. If no maturity exactly corresponds to such maturity, yields for the two



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published maturities most closely corresponding to such maturity shall be calculated pursuant to the immediately preceding sentence and the Reinvestment Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding in each of such relevant periods to the nearest month. For the purpose of calculating the Reinvestment Rate, the most recent Statistical Release published prior to the date of determination of the Make-Whole Amount shall be used.

        "Statistical Release" means the statistical release designated "H.15(519)" or any successor publication which is published weekly by the Federal Reserve System and which establishes yields on actively traded United States government securities adjusted to constant maturities, or, if such statistical release is not published at the time of any determination under the Indenture, then such other reasonably comparable index which shall be designated by the Company.

        The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Company on this Note and (b) certain restrictive covenants and the related defaults and Events of Default applicable to the Company, in each case, upon compliance by the Company with certain conditions set forth in the Indenture, which provisions apply to this Note.

        In addition to the covenants of the Company contained in the Indenture, the Company makes the following covenants with respect to, and for the benefit of the Holders of, the Notes:

        Limitation on Debt. The Company will not, and will not permit any subsidiary to, incur any Debt if, after giving effect thereto, the aggregate outstanding principal amount of all Debt of the Company and its subsidiaries is greater than fifty percent (50%) of the sum of (1) the Company's Total Assets at the end of the Company's fiscal quarter ended immediately prior to the incurrence of such Debt and (ii) the aggregate purchase price of real estate assets acquired after such immediately preceding fiscal quarter, including any such assets acquired in connection with the incurrence of such additional Debt.

        Limitation on Secured Debt. The Company will not, and will not permit any Subsidiary to, incur any Debt secured by any mortgage or other lien upon any of its properties, and will not otherwise grant or convey any such mortgage or other lien, if, after giving effect thereto, the aggregate outstanding principal amount of secured Debt is greater than thirty percent (30%) of the sum of (i) the Company's Total Assets at the end of the Company's fiscal quarter ended immediately prior to the incurrence of such Debt and (ii) the aggregate purchase price of real estate assets acquired after such immediately preceding fiscal quarter, including any such assets acquired in connection with the incurrence of such additional Debt.

        Interest Expense Coverage. The Company will not incur any Debt if, after giving effect to the incurrence of such Debt, the Company's ratio of Total Cash Flow to Total Interest Expense, at the end of each fiscal year of the Company, will have been less than 2:1, on a pro forma basis after giving effect thereto and to the application of the proceeds therefrom, and calculated on the assumption that (i) such Debt and any other Debt incurred by the Company since the first day of such fiscal year and the application of the proceeds therefrom, including to refinance other Debt, had occurred at the beginning of



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        such fiscal year; (ii) the repayment or retirement of any other Debt by the Company since the first day of such fiscal year had been repaid or retired at the beginning of such period (except that, in making such computation, the amount of Debt under any revolving credit facility shall be computed based upon the average daily balance of such Debt during such period); (iii) in the case of Acquired Debt or Debt incurred in connection with any acquisition since the first day of such fiscal year, the related acquisition had occurred as of the first day of such period with the appropriate adjustments with respect to such acquisition being included in such pro forma calculation; and (iv) in the case of any acquisition or disposition by the Company of any asset or group of assets since the first day of such fiscal year, whether by merger, stock purchase or sale, or asset purchase or sale, such acquisition or disposition or any related repayment of Debt had occurred as of the first day of such period with the appropriate adjustments with respect to such acquisition or disposition being included in such pro forma calculation.

        Maintenance of Total Unencumbered Assets. The Company will maintain Total Unencumbered Assets of not less than 200% of the aggregate outstanding principal amount of all unsecured Debt of the Company.

        Restrictions on Distributions. The Company will not make any payment of dividends if the aggregate amount of dividends paid in the twelve months preceding the dividend payment date (including the dividends paid on such date) will exceed 95% of its Funds From Operations in the period of twelve consecutive months ended on the last day of the last month ended prior to such payment date; provided, however, that the foregoing restriction shall not apply to any payment of dividends or other action which is necessary to maintain the Company's status as a REIT for federal income tax purposes.

        As used herein, the following terms have the meanings set forth below:

        "Acquired Debt" means Debt of a Person (i) existing at the time such Person becomes a subsidiary or (ii) assumed in connection with the acquisition of assets from such Person, in each case, other than Debt incurred in connection with, or in contemplation of, such Person becoming a subsidiary or such acquisition. Acquired Debt shall be deemed to be incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a subsidiary.

        "Debt" means any indebtedness of the Company or any subsidiary in respect of (i) borrowed money or evidenced by bonds, notes, debentures or similar instruments, (ii) indebtedness secured by any mortgage, pledge, lien, charge, encumbrance or any security interest existing on property owned by the Company or any Subsidiary, (iii) letters of credit or amounts representing the balance deferred and unpaid of the purchase price of any property except any such balance that constitutes an accrued expense or trade payable or (iv) capitalized leases, in the case of items of indebtedness under (i) through (iii) above to the extent that any such items (other than letters of credit) would appear as a liability on the Company's consolidated balance sheet in accordance with GAAP, and also includes, to the extent not otherwise included, any obligation by the Company or any Subsidiary to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of



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        collection in the ordinary course of business), indebtedness of another person (other than the Company or any subsidiary).

        "Funds From Operations" means consolidated net income, computed in accordance with GAAP, excluding gains (or losses) from debt restructuring and sales of property, plus depreciation and amortization, and unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect Funds From Operations on the same basis. The Company computes Funds From Operations in accordance with standards established by the National Association of Real Estate Investment Trusts.

        "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

        "Total Assets" means total assets of the Company on a consolidated basis, computed in accordance with GAAP, plus accumulated depreciation.

        "Total Cash Flow" means, for any period, consolidated net income of the Company, computed in accordance with GAAP, excluding gains (or losses) from debt restructuring and sales of property, plus depreciation and amortization, Total Interest Expense and provisions for income taxes, all to the extent deducted in computing consolidated net income and after adjustments for deferred rent and unconsolidated partnerships and joint ventures.

        "Total Interest Expense" means, for any period, the aggregate amount, computed in accordance with GAAP, of interest expense incurred during such period by the Company on a consolidated basis in respect of all Debt, including interest capitalized to construction-in-process; less amortization of capitalized loan fees, costs and expenses incurred in connection with such Debt or in connection with interest rate caps, collars, swaps, or similar agreements in respect of any such Debt, all to the extent included in the computation of interest expense.

        "Total Unencumbered Assets" means the aggregate book value of all assets of the Company and its subsidiaries, plus accumulated depreciation, which are not subject to any mortgage, pledge, lien, security interest or other encumbrance.

        If an Event of Default as defined in the Indenture with respect to the Notes shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

        As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Notes, the Holders of not less than 25% in principal amount of the Notes at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity and the Trustee shall not have received from the Holders of a majority in principal amount of the Notes at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of principal hereof or any interest on or after the respective due dates expressed herein.

        The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Outstanding Notes. The Indenture also contains provisions permitting the Holders of not less than a majority in principal amount of the Notes at the time Outstanding, on behalf of the Holders of all Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any
Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

        No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and interest on, this Note at the times, place and rate, and in the coin or currency, herein prescribed.

        As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Note Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any Place of Payment where the principal of, and interest on, this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar for the Notes duly executed by, the Holder hereof or his attorney duly authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

        The Notes of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Notes of this series are exchangeable for a like aggregate principal amount of Notes of this series of a different authorized denomination, as requested by the Holder surrendering the same.

        No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

        Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this

Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall, be affected by notice to the contrary.

        All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

        THE INDENTURE AND THE NOTES INCLUDING THIS NOTE, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

        Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused "CUSIP" numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the correctness or accuracy of such CUSIP numbers as printed on the Notes, and reliance may be placed only on the other identification numbers printed hereon.

        Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purposes.

        IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal this _______ day of _________________, 199__.

                                 THE PRICE REIT, INC.



                                 By:_____________________________________

                                 Name:___________________________________

                                 Title:__________________________________

Attest:



By:______________________________

Name:____________________________

Title:___________________________

[SEAL]

TRUSTEE'S CERTIFICATE OF AUTHENTICATION:

        This is one of the Notes of the series designated "7-1/8% Senior Notes Due 2004" pursuant to the within-mentioned Indenture.

First Trust of California National Association, as Trustee



By:_________________________________________
           Authorized Signatory

                                 ASSIGNMENT FORM

                   FOR VALUE RECEIVED, the undersigned hereby
                         sells, assigns and transfers to

PLEASE INSERT SOCIAL
SECURITY OR OTHER IDENTIFYING
NUMBER OF ASSIGNS

________________________________________________________________________

_____________________________________________________________ (Please Print or
Typewrite Name and Address Including Zip Code of Assignee)

________________________________________________________________________

the within Note of The Price REIT and___________________________________
hereby does irrevocably constitute and appoint

________________________________________________________________________
Attorney to transfer said Note on the books of the within-named Trust with full power of substitution in the premises.



Dated:______________________________             _____________________________

                                                 _____________________________

NOTICE: The signature to this assignment must correspond with the name as it appears on the first page of the within Note in every particular, without alteration or enlargement or any change whatever.